UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: July 8, 2010

GTX CORP
(Exact name of registrant as specified in its charter)

Nevada	000-53046	98-0493446
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

117 W. 9th Street, #1214 Los Angeles, California		90015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (213) 489-3019

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective July 8, 2010, GTX Corp (the “Company”) and Samsung Electronics Limited (“Samsung”) entered into an Agreement To Provide Online Mobile Content And Services For Mobile Devices (the “Agreement”).  Under the Agreement, the Company agreed to develop versions of the Company’s GPS Tracking applications specifically for cell phones that run on Samsung’s bada platform.  The purpose of the Agreement is to grant Samsung the license rights to offer the Company’s GPS Tracking smart phone applications to the millions of cell phones manufactured and sold by Samsung using the bada platform. Samsung bada is a new open platform for use on Samsung mobile devices.

Under the Agreement, Samsung will pay the Company a non recurring engineering development fee, contribute marketing and engineering support for pre and post launch, provide an industry standard global platform for distribution, and share user revenues with the Company.  Samsung will be responsible for collecting the fees and Samsung will remit 70% of such fees to the Company.  The Company will update the GPS Tracking applications periodically throughout the initial one year term of the agreement and such updates will coincide with the updates the Company provides to its GPS Tracking applications on the iPhone, Android and Blackberry platforms, which to date have been downloaded by over 500,000 users in 84 countries. The GPS Tracking applications are expected to be featured for sale on the Samsung Application Store beginning in the third quarter of 2010.

 Over 220,000,000 customers bought Samsung handsets in 2009. Over 40,000,000 customers bought Samsung touch phones last year. Samsung expects the bada platform will rapidly be adopted by such customers this year. In 2010 bada’s global distribution and coverage of Samsung mobile phones and Samsung Apps, the application store, will expand its service to 75 countries.  Samsung Electronics Co., Ltd. is a global leader in semiconductor, telecommunication, digital media and digital convergence technologies with 2009 consolidated sales of US$116.8 billion. Employing approximately 188,000 people in 185 offices across 65 countries, Samsung is widely recognized as a leading mobile phone provider and the bada platform is utilized in millions of phones sold by Samsung.

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This report contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties.  You should not place undue reliance on those statements because they are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.  Forward-looking statements include statements regarding our plans, objectives, goals, strategies, future events, capital expenditures, future results, our competitive strengths, our business strategy our industry trends and other statements regarding matters that are not historical facts.  These statements often include words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “goal,” “suggest,” “potential” or similar expressions.  These statements are based on assumptions that we have made in light of our industry experience as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.  As you read and consider this report, you should understand that these statements are not guarantees of performance or results.  They involve risks, uncertainties and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. A more complete description of these risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission.

The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTX CORP

July 13, 2010	By:		/s/ Patrick Bertagna
		Name:	Patrick Bertagna
		Title:	Chief Executive Officer